Exhibit 16.1

BDO Seidman, LLP
Accountants and Consultants                                         May 20, 2004
150 Federal Street 9th Floor
Boston, MA 02110-1745
Phone    617-422-0700
Fax      617-422-0909

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

         We have been furnished with a copy of the responses to Item 4 of Form 8K/A for the event that occurred on March 19, 2004, to be filed by our former client, Storage Computer Corporation. We agree with the statements made in response to that item insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP

cc:      Michael O'Donnell
         Chief Financial Officer
         Storage Computer Corporation